Exhibit 99.1

Mead Johnson Reports Strong Second Quarter and First Half Results; Second Quarter Constant Dollar Sales up 18 Percent; Raises Full-Year Guidance

GLENVIEW, Ill.--(BUSINESS WIRE)--July 28, 2011--Mead Johnson Nutrition Company (NYSE: MJN) announced today its financial results for the second quarter ended June 30, 2011.

  Net sales in the quarter were up 22 percent versus the second quarter of 2010. Excluding the favorable impact of foreign exchange, sales increased 18 percent.
  GAAP net earnings of $0.64 per diluted share for the second quarter of 2011 increased from $0.59 per diluted share in 2010.
  Non-GAAP (1) net earnings of $0.72 per diluted share for the second quarter of 2011 were up from $0.63 per diluted share a year earlier.
  Reported sales growth for the quarter was driven by excellent performance from both Asia/Latin America (+30 percent) and North America/Europe (+10 percent), largely from volume growth in both segments.
  Earnings benefited from strong sales and gross margins, partially offset by higher demand-generation investments and other operating expenses, along with a higher effective tax rate versus the year-ago quarter.
  Full-year non-GAAP EPS guidance range increased to $2.70 to $2.75 from $2.62 to $2.70. Including specified items estimated at $0.27 per share, GAAP EPS guidance is $2.43 to $2.48.
  (1) See “Non-GAAP Financial Measures” and the reconciliation of GAAP and non-GAAP results included in this release.

“We are very pleased with our strong sales and earnings performance in the second quarter,” said Chief Executive Officer Stephen W. Golsby. “Our emerging markets business continued to deliver exceptional growth, led by China/Hong Kong and our markets in Latin America. It is clear that our investments in advertising and promotion, geographic expansion and product innovation are bearing fruit. We also saw significant sales growth in the U.S. driven by market share gains. We will face headwinds in the second half of the year from significantly higher commodity costs and more challenging comparisons with the prior year, but I’m pleased with the positive momentum in the business.”

Second Quarter Results

Net sales for the quarter ended June 30, 2011, totaled $932.0 million, up 22 percent from $764.2 million a year ago. Sales benefited 17 percent from volume, 4 percent from foreign exchange and 1 percent from price. Earnings before interest and income taxes (EBIT) for the second quarter totaled $203.7 million, up 18 percent from $172.9 million a year earlier. The EBIT increase was primarily due to higher sales and improved gross margins, partially offset by increased demand-generation investments, stand-alone IT platform implementation costs and accruals for performance-based compensation.

Gross margin was up 120 basis points versus the second quarter of 2010 as productivity, geographic mix and higher volumes more than offset higher commodity costs. Operating expenses increased from higher sales force and distribution expenses, advertising and promotion investments, IT separation costs, performance-based compensation and shared service overlap costs. The effective tax rate for the quarter was 29.6 percent versus 24.1 percent a year ago and the increase was mainly attributable to changes in our geographic earnings mix along with the standard quarterly accruals necessary to true up our tax liability to the latest full-year projected tax rate. The 24.1 percent effective tax rate in the second quarter of 2010 was well below the full year actual rate of 27.8 percent.

Net earnings attributable to shareholders for the second quarter of 2011 totaled $132.1 million, or $0.64 per diluted share, compared with $121.4 million, or $0.59 per diluted share for the prior-year period.

On a non-GAAP basis, which excludes specified items, net earnings attributable to shareholders totaled $148.7 million, or $0.72 per diluted share, compared with $130.1 million, or $0.63 per diluted share, for the same quarter a year ago.

Second Quarter Segment Results

The Asia/Latin America segment had net sales of $611.6 million for the second quarter of 2011, up 30 percent from $471.7 million in 2010. Sales benefited 21 percent from volume, 6 percent from foreign exchange and 3 percent from price. Segment performance was driven by strong growth in China/Hong Kong and in most of the Latin America markets resulting both from market growth and market share strength. EBIT totaled $209.8 million, up 33 percent compared with $157.7 million for the year-ago second quarter. EBIT increased from strong sales and improved gross margins, partially offset by higher advertising and promotion investments, sales force expansion, performance-based compensation and new shared service costs.

The North America/Europe segment reported net sales of $320.4 million for the second quarter of 2011, up 10 percent from $292.5 million in 2010. Sales benefited 10 percent from volume and 1 percent from foreign exchange, along with a 1 percent decline in price. Strong sales performance was driven by market share gains in the U.S. from successful product launches in the prior year and the effect of a competitor’s product recall late in 2010. The U.S. business grew despite the ongoing decline in births. EBIT totaled $86.4 million, up 10 percent compared with $78.2 million in the second quarter a year ago. EBIT increased from strong sales and improved gross margins partially offset by demand-generation investments, performance-based compensation and new shared service costs.

Corporate and Other expenses increased due to higher IT separation costs and foreign exchange impacts.

Six-Month Results

Net sales for the six months ended June 30, 2011, totaled $1,831.8 million, up 20 percent from $1,527.7 million a year ago. Sales benefited 14 percent from volume, 3 percent from price and 3 percent from foreign exchange. EBIT for the first half of 2011 totaled $426.3 million, up 15 percent from $370.8 million a year earlier. The EBIT increase was driven by higher sales and improved gross margins, partially offset by increased demand-generation investments, IT separation costs, performance-based compensation and shared service overlap costs.

Net earnings attributable to shareholders for the first half of 2011 totaled $278.2 million, or $1.35 per diluted share, compared with $247.0 million, or $1.20 per diluted share for the prior-year period.

On a non-GAAP basis, which excludes specified items, net earnings attributable to shareholders totaled $305.5 million, or $1.48 per diluted share, for the first half of 2011, compared with $263.9 million, or $1.28 per diluted share, for the same period a year ago.

Six-Month Segment Results

The Asia/Latin America segment had net sales of $1,188.5 million for the first half of 2011, up 28 percent from $927.7 million in 2010. Sales benefited 18 percent from volume, 5 percent from price and 5 percent from foreign exchange. The majority of the markets in the segment had double-digit constant-dollar sales growth driven by overall market growth and share gains from product and packaging innovation. China/Hong Kong posted the highest growth rate in the segment. EBIT for the segment totaled $426.6 million, up 32 percent compared with $324.0 million for the year-ago period. The EBIT increase was primarily related to sales growth and improved gross margin, partially offset by increased demand-generation investments, performance-based compensation and new shared service costs.

The North America/Europe segment reported net sales of $643.3 million for the first half of 2011, up 7 percent compared with $600.0 million in 2010. Sales benefited 7 percent from volume and 1 percent from foreign exchange, offset by a 1 percent decline in price. The segment sales were led by U.S. market share gains from product innovation launched in the prior year and the effect of a competitor’s product recall late in 2010, partially offset by lower U.S. births. EBIT totaled $179.3 million, up 2 percent compared with $175.3 million in the same period a year ago. EBIT increased from sales growth and improved gross margins, partially offset by increased advertising and promotion investments, distribution and sales force expenses, higher performance-based compensation and new shared service costs.

Corporate and Other expenses increased due to higher IT separation costs and foreign exchange impacts.

Outlook for 2011

“For the full year, we anticipate higher sales and earnings growth than our previous guidance,” Mr. Golsby said. “Based on our strong second quarter performance and positive outlook, annual net sales are estimated to grow by up to 14 percent on a constant dollar basis versus the prior year. With the commodity cost headwinds that we’ll face in the second half of 2011, we expect annual gross margin to be around 63.2 percent of sales. We expect that operating costs will run about 39.7 percent of sales, including additional demand-generation investments to drive future sales growth, as well as higher operating expenses. We expect the effective tax rate will be in the range of 29.0 to 29.5 percent. As a result of all these factors, we are raising our full year non-GAAP earnings estimate to $2.70 to $2.75 per share.”

Conference Call Scheduled

The company will host a conference call at 8:00 a.m. CDT today during which company executives will review second quarter financial results and respond to questions from analysts and investors. The call will be broadcast over the Internet at meadjohnson.com. To listen to the call, go to the Web site at least 15 minutes before the call and click on the Investors tab. Security analysts and investors wishing to participate by telephone should call 1-866-510-0707, pass code: Mead Johnson. Callers outside of North America should call +1-617-597-5376 to be connected. A replay of the conference call will be available through midnight EDT Thursday, Aug. 4, 2011, by calling 1-888-286-8010 or +1-617-801-6888, pass code: 51372616. The replay will also be available at meadjohnson.com.

Forward-Looking Statements

Certain statements in this news release are forward looking as defined in the Private Securities Litigation Reform Act of 1995. These statements, which are identified by words such as “expects,” “intends” and “believes,” involve certain risks, uncertainties and assumptions that may cause actual results to differ materially from expectations as of the date of this news release. These risks include, but are not limited to: (1) the ability to sustain brand strength, particularly the Enfa family of brands; (2) the effect on the company’s reputation of real or perceived quality issues; (3) the adverse effect of commodity costs; (4) increased competition from branded, private label, store and economy-branded products; (5) the effect of an economic downturn on consumers’ purchasing behavior and customers’ ability to pay for product; (6) inventory reductions by customers; (7) the adverse effect of changes in foreign currency exchange rates; (8) the effect of changes in economic, political and social conditions in the markets where we operate; (9) legislative, regulatory or judicial action that may adversely affect the company’s ability to advertise its products or maintain product margins; (10) the possibility of changes in the Women, Infant and Children (WIC) program, or increases in levels of participation in WIC; (11) business disruption due to a systems failure during the transition to a stand-alone platform; and (12) the ability to develop and market new, innovative products. For additional information on these and other factors, see the risk factors identified in the company’s periodic reports, including the annual report on Form 10-K for 2010, quarterly reports on Form 10-Q and current reports on Form 8-K, filed with, or furnished to, the Securities and Exchange Commission, available upon request or at meadjohnson.com. The company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

About Mead Johnson

Mead Johnson, a global leader in pediatric nutrition, develops, manufactures, markets and distributes more than 70 products in over 50 markets worldwide. The company’s mission is to nourish the world’s children for the best start in life. The Mead Johnson name has been associated with science-based pediatric nutrition products for over 100 years. The company’s “Enfa” family of brands, including Enfamil® infant formula, is the world’s leading brand franchise in pediatric nutrition. For more information, go to meadjohnson.com.

MEAD JOHNSON NUTRITION COMPANY CONSOLIDATED STATEMENTS OF EARNINGS (Dollars in millions, except per share data) (UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
NET SALES	$932.0	$764.2	$1,831.8	$1,527.7
COST OF PRODUCTS SOLD	329.1	278.7	649.1	550.5

GROSS PROFIT	602.9	485.5	1,182.7	977.2
EXPENSES:
SELLING, GENERAL AND ADMINISTRATIVE	246.6	182.6	460.0	354.0
ADVERTISING AND PROMOTION	131.9	115.9	243.2	214.3
RESEARCH AND DEVELOPMENT	22.2	19.7	41.5	39.8
OTHER EXPENSES/(INCOME)—NET	(1.5)	(5.6)	11.7	(1.7)

EARNINGS BEFORE INTEREST AND INCOME TAXES	203.7	172.9	426.3	370.8

INTEREST EXPENSE—NET	12.2	11.6	25.3	23.7

EARNINGS BEFORE INCOME TAXES	191.5	161.3	401.0	347.1

PROVISION FOR INCOME TAXES	56.6	38.8	117.2	97.1

NET EARNINGS	134.9	122.5	283.8	250.0
Less: Net Earnings attributable to noncontrolling interests	2.8	1.1	5.6	3.0

NET EARNINGS ATTRIBUTABLE TO SHAREHOLDERS	$132.1	$121.4	$278.2	$247.0

Earnings per share—basic
Net Earnings attributable to shareholders	$0.64	$0.59	$1.36	$1.20

Earnings per share—diluted
Net Earnings attributable to shareholders	$0.64	$0.59	$1.35	$1.20

Dividends declared per share	$0.26	$0.225	$0.52	$0.45

MEAD JOHNSON NUTRITION COMPANY CONSOLIDATED BALANCE SHEETS (Dollars and shares in millions, except per share data) (UNAUDITED)

	June 30, 2011	December 31, 2010
ASSETS
CURRENT ASSETS:
Cash and Cash Equivalents	$703.7	$595.6
Receivables—net of allowances of $6.9 and $8.3, respectively	367.9	352.0
Inventories	423.2	356.7
Deferred Income Taxes—net of valuation allowance	94.4	97.9
Income Taxes Receivable	1.9	15.6
Prepaid Expenses and Other Assets	78.0	31.2

Total Current Assets	1,669.1	1,449.0
Property, Plant, and Equipment—net	558.4	550.5
Goodwill	117.5	117.5
Other Intangible Assets—net	90.5	80.3
Deferred Income Taxes—net of valuation allowance	19.0	13.4
Other Assets	71.6	82.4

TOTAL	$2,526.1	$2,293.1

LIABILITIES AND EQUITY (DEFICIT)
CURRENT LIABILITIES:
Short-Term Borrowings	$—	$1.2
Accounts Payable	427.5	365.8
Dividends Payable	53.4	46.3
Accrued Expenses	190.8	208.7
Accrued Rebates and Returns	276.0	278.9
Deferred Income—current	22.1	37.0
Income Taxes—payable and deferred	46.9	38.2

Total Current Liabilities	1,016.7	976.1
Long-Term Debt	1,535.6	1,532.5
Deferred Income—noncurrent	2.2	2.1
Deferred Income Taxes—noncurrent	48.8	42.6
Pension, Post Retirement and Post Employment Liabilities	73.0	71.7
Other Liabilities	34.3	26.4

Total Liabilities	2,710.6	2,651.4
COMMITMENTS AND CONTINGENCIES
EQUITY (DEFICIT)
Shareholders’ Equity
Common Stock, $0.01 par value: 4,200 authorized, 204.9 and 204.8 issued, respectively	2.0	2.0
Additional Paid-in (Distributed) Capital	(751.9)	(775.6)
Retained Earnings	645.8	474.0
Treasury Stock—at cost	(57.4)	(3.2)
Accumulated Other Comprehensive Income (Loss)	(35.2)	(64.6)

Total Shareholders’ Equity (Deficit)	(196.7)	(367.4)
Noncontrolling Interests	12.2	9.1

Total Equity (Deficit)	(184.5)	(358.3)

TOTAL	$2,526.1	$2,293.1

MEAD JOHNSON NUTRITION COMPANY CONSOLIDATED STATEMENTS OF CASH FLOWS (Dollars in millions) (UNAUDITED)

	Six Months Ended June 30,
	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Earnings	$283.8	$250.0
Adjustments to Reconcile Net Earnings to Net Cash Provided by Operating Activities:
Depreciation and Amortization	37.6	31.5
Other	21.5	27.5
Changes in Assets and Liabilities	(48.8)	(105.4)
Pension and Other Post Retirement Benefits Contributions	(2.4)	(4.0)

Net Cash Provided by Operating Activities	291.7	199.6
CASH FLOWS FROM INVESTING ACTIVITIES:
Payments for Capital Expenditures	(49.5)	(92.9)
Proceeds from Sale of Property, Plant and Equipment	0.6	2.0
Investment in Other Companies	—	(5.5)

Net Cash Used in Investing Activities	(48.9)	(96.4)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Short-term Borrowings	0.9	60.2
Repayments of Short-term Borrowings	(2.1)	(180.0)
Payment for Capital Lease Termination	—	(47.0)
Payments of Dividends	(99.3)	(87.2)
Proceeds from Stock Option Exercises	2.5	0.8
Purchases of Treasury Stock	(55.4)	—
Distributions to Noncontrolling Interests	(2.7)	—
Proceeds from Promissory Note from BMS	—	30.0

Net Cash Used in Financing Activities	(156.1)	(223.2)
Effects of Changes in Exchange Rates on Cash and Cash Equivalents	21.4	(12.9)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	108.1	(132.9)
CASH AND CASH EQUIVALENTS:
Beginning of Period	595.6	561.1

End of Period	$703.7	$428.2

MEAD JOHNSON NUTRITION COMPANY
SUPPLEMENTAL FINANCIAL INFORMATION
(Dollars in millions)
(UNAUDITED)

				% Change Due to
	Three Months Ended June 30,					Foreign
	2011	2010	% Change	Volume	Price	Exchange
Net Sales
Asia/Latin America	$611.6	$471.7	30%	21%	3%	6%
North America/Europe	320.4	292.5	10%	10%	-1%	1%
Total	$932.0	$764.2	22%	17%	1%	4%

Earnings Before Interest and Income Taxes
Asia/Latin America	$209.8	$157.7	33%
North America/Europe	86.4	78.2	10%
Corporate and Other	(92.5)	(63.0)	47%
Total	$203.7	$172.9	18%

MEAD JOHNSON NUTRITION COMPANY
SUPPLEMENTAL FINANCIAL INFORMATION
(Dollars in millions)
(UNAUDITED)

				% Change Due to
	Six Months Ended June 30,					Foreign
	2011	2010	% Change	Volume	Price	Exchange
Net Sales
Asia/Latin America	$1,188.5	$927.7	28%	18%	5%	5%
North America/Europe	643.3	600.0	7%	7%	-1%	1%
Total	$1,831.8	$1,527.7	20%	14%	3%	3%

Earnings Before Interest and Income Taxes
Asia/Latin America	$426.6	$324.0	32%
North America/Europe	179.3	175.3	2%
Corporate and Other	(179.6)	(128.5)	40%
Total	$426.3	$370.8	15%

Non-GAAP Financial Measures

This news release contains non-GAAP financial measures, including non-GAAP EBIT, earnings and earnings per share information. The items included in GAAP measures, but excluded for the purpose of determining non-GAAP EBIT, earnings and earnings per share, are IT separation and other costs (Specified Items). In addition, other items include the tax impact on Specified Items. Non-GAAP EBIT, earnings and earnings per share information adjusted for these items is an indication of the company’s underlying operating results and intended to enhance an investor’s overall understanding of the company’s financial performance. In addition, this information is among the primary indicators the company uses as a basis for evaluating company performance, setting incentive compensation targets, and planning and forecasting of future periods. This information is not intended to be considered in isolation or as a substitute for financial measures prepared in accordance with GAAP. Tables that reconcile GAAP to non-GAAP disclosure follow:

MEAD JOHNSON NUTRITION COMPANY
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
FOR THE THREE MONTHS ENDED JUNE 30, 2011 and 2010
(Dollars in millions, except per share data)
(UNAUDITED)

	Earnings Before Interest and Income Taxes		Net Earnings Attributable to Shareholders		Earnings per Common Share-Diluted
	2011	2010	2011	2010	2011	2010
GAAP results	$203.7	$172.9	$132.1	$121.4	$0.64	$0.59
Specified Items:(1)
IT and other separation costs(2)	24.7	10.0
Severance and other costs(3)	(0.2)	-
Legal, settlements and related costs(2,3)	0.3	3.1
Specified Items before income taxes	24.8	13.1	24.8	13.1	0.12	0.06
Income tax impact on items above			(8.2)	(4.2)	(0.04)	(0.02)
Write-off of deferred tax asset related to BMS stock options			-	(0.2)
Non-GAAP results	$228.5	$186.0	$148.7	$130.1	0.72	$0.63

(1)All Specified Items are included in the Corporate and Other segment
(2)Included in Selling, General and Administrative expenses
(3)Included in Other Expenses/(Income)-net

MEAD JOHNSON NUTRITION COMPANY
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
FOR THE SIX MONTHS ENDED JUNE 30, 2011 and 2010
(Dollars in millions, except per share data)
(UNAUDITED)

	Earnings Before Interest and Income Taxes		Net Earnings Attributable to Shareholders		Earnings per Common Share-Diluted
	2011	2010	2011	2010	2011	2010
GAAP results	$426.3	$370.8	$278.2	$247.0	$1.35	$1.20
Specified Items:(1)
IT and other separation costs(2)	40.1	19.9
Severance and other costs(3)	-	0.5
Legal, settlements and related costs(2,3)	1.2	3.6
Specified Items before income taxes	41.3	24.0	41.3	24.0	0.20	0.12
Income tax impact on items above			(14.0)	(8.3)	(0.07)	(0.04)
Write-off of deferred tax asset related to BMS stock options			-	1.2
Non-GAAP results	$467.6	$394.8	$305.5	$263.9	$1.48	$1.28

(1)All Specified Items are included in the Corporate and Other segment
(2)Included in Selling, General and Administrative expenses
(3)Included in Other Expenses/(Income)-net

CONTACT:
Mead Johnson Nutrition Company
Investors: Kathy MacDonald, (847) 832-2182, kathy.macdonald@mjn.com
Media: Christopher Perille, (847) 832-2178, chris.perille@mjn.com